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                                                                    Exhibit 5.1

KAYE SCHOLER                                   425 Park Avenue
------------                                   New York, New York 10022-3598
                                               212 836-8000
                                               Fax 212 836-8689
                                               www.kayescholer.com

                                December 2, 2005

AMR Holdco, Inc.
EmCare Holdco, Inc.
6200 South Syracuse Way
Greenwood Village, Colorado 80111

The Parties Identified on
Schedule A hereto

Ladies and Gentlemen:

     We are acting as counsel to AMR Holdco, Inc. and EmCare Holdco, Inc. (together, the "Issuers") and the parties identified on Schedule A hereto (the "Guarantors") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to $250.0 million of the Issuers' 10% Senior Subordinated Notes due 2015 (the "Exchange Notes") to be offered in exchange for their outstanding 10% Senior Subordinated Notes due 2015 (the "Outstanding Notes") that were issued pursuant to the Indenture, dated as of February 10, 2005 (the "Indenture"), among the Issuers, the Guarantors and U.S. Bank Trust National Association, as trustee (the "Trustee"). This opinion is being delivered to you for filing as an exhibit to the Registration Statement on Form S-4 (File No. 333-128925) initially filed by the Issuers and the Guarantors with the Securities and Exchange Commission (the "Commission") on October 11, 2005 (the "Registration Statement").

     In connection herewith, we have examined the Registration Statement, the Indenture, the Outstanding Notes and the Exchange Notes (and the related Guarantee of the Guarantors (the "Guarantee")) (the Indenture, the Exchange Notes and the Guarantee are collectively referred to herein as the "Documents"), together with such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     On the basis of the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

          1. When (A) the Registration Statement has been declared effective,
     (B) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and (C) the Exchange Notes have been duly executed by the Issuers, and authenticated by the Trustee in accordance with the terms of the Indenture and duly issued and delivered against exchange of the Outstanding Notes as described in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors' rights generally and



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KAYE SCHOLER
------------                       2                           December 2, 2005


     general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

          2. When (A) the Registration Statement has been declared effective,
     (B) the Indenture has been duly qualified under the TIA, and (C) the Exchange Notes have been duly executed by the Issuers and authenticated by the Trustee in accordance with the terms of the Indenture and duly issued and delivered against exchange of the Outstanding Notes as described in the Registration Statement, the Guarantee of the Exchange Notes by the Guarantors will constitute a valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

          3. Assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, the Indenture constitutes a valid and binding obligation of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

     The foregoing opinions are limited to the laws of the State of New York and we do not express any opinion on the law of any jurisdiction other than the laws of the State of New York and the federal law of the United States of America. To the extent that any opinions stated herein are affected by the laws of any such jurisdiction, we have, with your approval, relied upon the opinion, dated on or about the date hereof, of Todd G. Zimmerman, Esq. and such opinion stated herein, insofar as they may be affected by the laws of any such jurisdiction, are subject to the same assumptions, qualifications and limitations as are contained in such opinions.

     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included therein. Our opinion is rendered solely for your information in connection with the foregoing, and may not be relied upon by any other person or for any other purpose without our prior written consent. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required by the Securities Act or the rules and regulations of the Commission.


                                           Very truly yours,

                                           /s/ Kaye Scholer LLP



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